Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact: Julie Albrecht 425-453-9400

ESTERLINE CORPORATION ANNOUNCES $64 MILLION COMMON SHARE REPURCHASE FROM RELATIONAL

BELLEVUE, Wash., July 7, 2015 — Esterline Corporation (NYSE: ESL www.esterline.com), a leading specialty manufacturer serving global aerospace/defense markets, today announced that it has acquired 688,885 of its common shares from Relational Investors LLC and certain affiliates (Relational) at $92.65 per share, for a total purchase price of approximately

$64 million.

The per-share purchase price represents a 2.5% discount from the volume weighted average of the closing prices of a share of Esterline common stock on the New York Stock Exchange on the five consecutive trading days ending on and including July 6, 2015. Esterline completed the transaction as a part of the company’s current share repurchase program and funded the purchase with a combination of cash on hand and short-term borrowings under its existing credit facility. Following the completion of the transaction, Relational owns 1,464,658 shares, or less than 5%, of Esterline’s common shares.

This transaction was made pursuant to a Stock Repurchase Agreement filed today with the Securities and Exchange Commission.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, any Esterline securities in any jurisdiction in which such offer, solicitation or sale is unlawful. Any public offering of Esterline securities to be made in the United States will be made only by means of a registration statement that is filed with and declared effective by the Securities and Exchange Commission.

About Esterline:

Esterline Corporation is a leading worldwide supplier to the aerospace and defense industry specializing in three core areas: Advanced Materials; Avionics & Controls; and Sensors & Systems. With annual sales approaching $2 billion, Esterline employs roughly 13,000 people worldwide. Operations within the Advanced Materials segment focus on technologies including high-temperature-resistant materials and components used for a wide range of military and commercial aerospace purposes, and combustible ordnance and electronic

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Page 2 of 2 Esterline Corporation Announces $64 Million Common Share Repurchase

warfare countermeasure products. Operations within the Avionics & Controls segment focus on technology interface systems for commercial and military aircraft and similar devices for land- and sea-based military vehicles, cockpit integration systems, secure communications systems, specialized medical equipment, and other high-end industrial and gaming applications. The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, specialized harsh-environment connectors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.